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                                                                   Exhibit 10.09

EDA EMPRESAS DEPARTAMENTALES DE ANTIOQUIA LINKING THE ANTIOQUIANS WITH THE WORLD

    LETTER OF INTENT BETWEEN EMPRESAS DEPARTAMENTALES DE ANTIOQUIA "EDA" AND
                        OCCIDENTE Y CARIBE CELULAR S.A.
                                  "OCCEL S.A."

Between the undersigned, IVAN CORREA CALDERON, identified with citizens card number 70.070.586 of Medellin, who is in the name and representation of Empresas Departamentales de Antioquia "EDA" in his capacity as Manager and GILBERTO ECHEVERRI MEJIA, with citizens card number 3.302.711 of Medellin, who is acting as the President and Legal Representative of OCCIDENTE Y CARIBE CELULAR, S.A. "OCCEL S.A." with principal domicile in the city of Pereira, established by means of Public Instrument No. 378 of February 14, 1992, granted by the sole Notary of Soledad Atlantico, hereinafter referred to as OCCEL S.A., an agreement is made to sign the present Letter of Intent, subject to the following:

CONSIDERATIONS:

1. Law 37 of 1993 regulated the rendering of Mobile Cellular Telephone services and in its article 1st it defined it as a non-residential public telecommunications service, of national scope and coverage.

2. OCCEL S.A. is the awardee of the concession which has as its object the rendering of a Cellular Mobile Telephone Service on the "A" network in the Western region of Colombia pursuant to concession agreement No. 000005 of 1994 concluded between it and the Ministry of Communications on March 28, 1994.

3. In accordance with the legal provisions which regulate this subject matter, Law 37 of 1993, Decree 741 of 1993, the mobile cellular telephone operators shall have the right of access to the fixed public switched telephone networks (PSTN) already established in the country, for the purposes of interconnection of the elements of their networks and to manage traffic.

4. In accordance with the provisions cited in the previous section the CTN shall be interconnected with the PSTN at the points agreed upon by the parties, with all of the equipment necessary for the interconnection to the public switched telephone network (PSTN), both local and long distance. When it is necessary for the purposes of the interconnection to locate interconnection equipment within equipment rooms of EDA, the latter shall provide the facilities for its location, AC power supply, preventive and corrective maintenance and other facilities which are considered necessary either technically or administratively, all at the expense of OCCEL, PROVIDED THAT EDA HAS THE LEASING CAPABILITY AND OTHER CONDITIONS REQUIRED FOR THIS PURPOSE.
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5.      By means of Resolution 004 of 1993, the Telecommunications Regulatory
        Commission established that the subscribers to the mobile telephone service shall pay for the calls which they make and for those which utilize the long distance PSTN, the charge for the long distance service.

6. Empresas Departamentales de Antioquia -EDA - renders local and long distance telephone service in 112 municipalities of the Department with 122 automatic centrals and rural and mobile telephone service.

7. It is necessary to proceed with the negotiation in order to establish the technical, legal, commercial, economic and financial conditions which shall constitute the Switched Interconnection Agreement which shall be signed by the parties.

8. Until the action indicated in the preceding section is accomplished, it is indispensable to temporarily define the interconnection of the equipment of the networks of each of the parties and determine general parameters which permit the administration of the financial resources.

II.      OBJECT OF THE LETTER OF INTENT

ARTICLE FIRST. By means of the present instrument the parties agree to sign the Switched Interconnection Agreement which shall govern the relationship between them as operators of telecommunications services, for the purposes set forth in Law 37 of 1993 and in the Reglamentary Decrees 741 and 2061 of 1993 and in the Resolutions of the Telecommunications Regulatory Commission within a period of sixty (60) days from the signature of this Letter of Intent.

ARTICLE SECOND. Until the aforementioned agreement is signed, the interconnection shall be subject to the following provisions:

1.       INTERCONNECTION

EDA and OCCEL S.A. agree to proceed with the activities necessary for the interconnection of the equipment of OCCEL S.A. with the switching centrals of EDA. The infrastructure work, equipment and elements necessary for this interconnection shall be at the expense of OCCEL S.A. Initially, access to the network of OCCEL S.A. shall be provided only to subscribers pertaining to EDA telephone centrals with the capability to identify and transmit the number of the subscriber who originates the call.

2.      PROCESSES OF RATING, BILLING AND COLLECTION

2.1     EDA Obligations

2.1.1 EDA shall effect the rating, charging, billing and collection of the calls originating from the EDA users directed to the OCCEL S.A. CTN; provisionally, OCCEL S.A.

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engages to effect the rating and  charging of the aforementioned calls, delivering this information to EDA in the form agreed upon by the parties. Based upon that data, EDA shall effect the corresponding billing and collection; once EDA has completed the required adjustments in its billing system, it shall continue to effect the rating and charging of the calls originated by its subscribers directly.

2.1.2 EDA shall transfer to OCCEL S.A. the sums corresponding to the use of the CTN for traffic originating on the EDA network which uses the OCCEL S.A. CTN.

2.1.3 EDA shall take into consideration the rates corresponding to the use of the cellular network which OCCEL S.A. reports thereto. Any amendment of the rated for use of the cellular network must be communicated by OCCEL S.A. with advance notice of no less than thirty (30) calendar days prior to the application of the rate.

2.1.4 While OCCEL S.A. adapts its mobile switching center (MSC) for the transmission of the area "3" code within the signalling of the number of origin, the EDA transmission center shall add that code to the calls which it receives from OCCEL S.A. EDA shall charge OCCEL S.A. for the costs incurred for the addition of that code.

2.2     OCCEL S.A. Obligations

2.2.1 OCCEL S.A. shall effect the rating, charging, billing and collection from its subscribers for the charges corresponding to the calls which they make and which utilize the EDA PSTN, in accordance with the schedules established by OCCEL S.A.

2.2.2 OCCEL S.A. shall transfer to EDA the sums corresponding to the use of the long distance PSTN for traffic originating on the OCCEL S.A. Mobile Network which uses the long distance PSTN.

2.2.3 OCCEL S.A. shall take into consideration the rates corresponding to the use of the EDA PSTN which it reports thereto. Any amendment of the regional long distance rates must be communicated by EDA with advance notice of no less than thirty (30) calender days prior to the application of the rate

2.3     Mutual Obligations

2.3.1 EDA and OCCEL S.A. engage to analyze the information on the traffic transmitted, billed and collected on a monthly basis in order to establish the sums which correspond to each of the parties for the traffic charges collected. As a result of this process a determination shall be made of the balance in favor of one of the parties, the corresponding Account Receivable shall be established and its payment shall be effected within a term of five
(5) business days from the date of delivery of the account receivable. In the determination of the aforementioned balance it shall be taken into account that each operator

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shall be liable for both the inconsistencies and the fraudulent calls originated from its network when one or the other is attributable thereto, but shall not be liable for the sums which it has not been able to collect due to the non-fulfillment of the subscribers and users of the sums billed.

2.3.2 Each of the parties shall assume the costs of rating, charging, billing and collection from its respective subscribers and users, with the exception of the amount which EDA shall collect as a one-time payment from OCCEL S.A. for the addition of the area code "3" specified in point 2.1.4 of this Letter of Intent.

2.3.3 Within the ten (10) days subsequent to the signature of the present Letter of Intent, each of the parties engages to account one of its executives who shall be responsible for optimization of the procedures for the correct execution thereof, as well as the reconcilements of the accounts for the sums incurred for the switched interconnection which is the subject of this letter.

In testimony whereof, this agreement is signed on Jan. 25, 1995.

By EDA:                                 IVAN CORREA CALDERON
                                        MANAGER

By OCCEL S.A.                           GILBERTO ECHEVERRI MEJIA
                                        PRESIDENT
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I certify that the translations into English of exhibits 3.01, 10.03, 10.04,
10.05, 10.06, 10.07, 10.08, 10.09, and 10.10 to the Registration Statement on
F-4 of Occidente y Caribe Celular S.A. are fair and accurate.


/s/ Alvaro H. Munoz R.
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Name

Finance Vice-president
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Title

August 5, 1996
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Date